Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated September 6, 2022 (except for Note 1, Note 2 and Note 23, as to which the date is October 26, 2022), in the Registration Statement (Form 20-F).

/s/ Ernst & Young LLP

London, United Kingdom

February 14, 2023